UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 31, 2012
Ameresco, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34811	04-3512838
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street, Suite 410, Framingham, MA	01701
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (508) 661-2200

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(c)    On May 31, 2012, the Board of Directors of Ameresco, Inc. (the “Company”), appointed Steven A. Lange, age 45, as the Company's principal accounting officer. Since October 2011, Mr. Lange has served as the Company's Vice President and Controller. From 2009 to September 2011, Mr. Lange served as Director of Planning and Analysis of Samsonite International S.A ., a luggage retailer. From 2007 to 2008 Mr. Lange served as Vice President, Finance of Palladium Group, Inc., an executive strategy consulting firm. Prior to that, from 2001, Mr. Lange served as Global Controller and Assistant Treasurer of Omgeo LLC, a software company.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
The Company held its 2012 Annual Meeting of Stockholders on May 31, 2012 (the "2012 Annul Meeting"). At the 2012 Annual Meeting, holders of the Company's Class A and Class B common stock, voting together as a single class:

•
elected David J. Corrsin, George P. Sakellaris and Joseph W. Sutton to serve as the Company's class II directors until the Company's 2015 annual meeting of stockholders and until their successors are elected and qualified; and

•	ratified the selection of McGladrey LLP (f/k/a McGladrey & Pullen, LLP) as the Company's independent registered public accounting firm for 2012.
The matters acted upon at the 2012 Annual Meeting, and the voting tabulation for each matter, are as follows:

Proposal 1:	The election of the following nominees for class II directors for a term of three years (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David J. Corrsin	104,878,751	654,398	5,386,517
George P. Sakellaris	104,644,913	888,236	5,386,517
Joseph W. Sutton	101,938,098	3,595,051	5,386,517

Proposal 2:
Ratification of the selection of McGladrey LLP (f/k/a McGladrey & Pullen, LLP) as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 (voted on by holders of Class A common stock and Class B common stock, voting together as a single class):

Votes For	Votes Against	Abstain	Broker Non-Votes
110,481,186	417,898	20,582	—

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERESCO, INC.
Date: June 5, 2012	By:	/s/ David J. Corrsin
David J. Corrsin
Executive Vice President, General Counsel and Secretary